NEWS

                                               Merrill Lynch & Co., Inc.

                                               World Headquarters
[MERRILL LYNCH LOGO]                           4 World Financial Center
                                               New York, New York  10080

--------------------------------------------------------------------------------
                                               Release date:  September 14, 2005

                                               For information contact:
[AXA LOGO]                                     Merrill Lynch Media Relations:
                                               Michael O'Looney (212) 449-7283
                                               michael_olooney@ml.com

                                               Erik Hendrickson (212) 449-7293
                                               erik_hendrickson@ml.com

[Advest LOGO]                                  Merrill Lynch Investor Relations:
                                               Jonathan Blum (866) 607-1234
                                               Investor_Relations@ml.com

                                               AXA Financial Media Relations:
                                               Mary Taylor (212) 314-5845
                                               Mary.Taylor@axa-financial.com

                                               Advest Group Media Relations:
                                               Robert Fraleigh (860) 509-2046
                                               Robert.fraleigh@advest.com


MERRILL LYNCH AND AXA FINANCIAL ANNOUNCE ADVEST TO BECOME PART OF MERRILL LYNCH

      Merrill Lynch adds scale by purchasing a high quality regional retail brokerage firm.


     New York, September 14, 2005 - Merrill Lynch (NYSE: MER) and AXA Financial today announced the execution of a definitive agreement for Merrill Lynch to purchase The Advest Group, Inc., a subsidiary of AXA Financial. Financial terms were not disclosed. The acquisition is scheduled to close in the fourth quarter and is subject to normal regulatory


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approvals. The transaction is expected to be neutral to Merrill Lynch's 2006 earnings and earnings per share and accretive beyond 2006. Advest, based in Hartford, Connecticut, has 1,560 employees and comprises three primary businesses:

          o Private Client Group (PCG) - has 515 financial advisors located in the Northeast, Midwest and Florida. The Private Client Group includes the New York and Florida-based Lebenthal retail municipal fixed income business.

          o Boston Advisors - manages $3 billion in balanced, equity and fixed income portfolios for individuals and institutional investors.

          o Capital Markets Group (CMG) - has a middle-markets and institutional capital markets division including equity, taxable income and municipal capital markets businesses.

     "We are extremely pleased and look forward to welcoming the Advest financial professionals to Merrill Lynch. With access to our platform, products and services, they will have an even greater number of wealth management tools to better serve their clients. As the industry leader in wealth management, we are committed to growing our private client business and this acquisition is another example of our execution of that strategy," said Robert J. McCann, vice chairman and president of Merrill Lynch's Global Private Client Group.

     "For years, Advest has been at the cutting edge in providing wealth management and advisory services to our clients," said Daniel J. Mullane, Advest's president and CEO. "With this announcement, we will have the opportunity to expand these capabilities by becoming part of the most stable and robust platform in the industry."

     "While Advest is an excellent company with a strong reputation in the marketplace, its business is better aligned with Merrill Lynch's Global Private Client Group. This transaction will provide Advest's financial professionals with a more complementary platform for growth. For AXA, this transaction allows us to reinvest in our strong core businesses of life insurance and annuities," said Christopher "Kip" Condron, president and chief executive of AXA Financial.

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     Merrill Lynch is one of the world's leading financial management and advisory companies with offices in 36 countries and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global underwriter of debt and equity securities and strategic advisor to corporations, governments, institutions and individuals worldwide. Through Merrill Lynch Investment Managers, the company is one of the world's largest managers of financial assets. Firm wide, assets under management total $478 billion. For more information on Merrill Lynch please visit www.ml.com.

     AXA Financial is one of the premier U.S. organizations providing financial protection and wealth management through its strong brands: AXA Equitable Life Insurance Company, AXA Advisors, LLC, Alliance Capital Management, L.P., Sanford Bernstein & Co., LLC, AXA Distributors, LLC, and the MONY family of companies, including MONY Life Insurance and U.S. Financial Life Insurance. AXA Financial had approximately $598 billion in assets under management as of December 31, 2004. AXA Financial is a member of the global AXA Group.


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